                                                                    Exhibit 99.1

(REGIONS FINANCIAL CORP.(SM) LOGO)

October 13, 2006

REGIONS ANNOUNCES RECORD THIRD QUARTER EARNINGS, MERGER PLANNING PROGRESS

BIRMINGHAM, ALA.--Regions Financial Corporation (NYSE:RF) today reported highlights for the quarter ended Sept. 30, 2006, including:

-    Record earnings of 77 cents per diluted share

-    Increased net interest income

-    Steady loan growth

-    Reduced operating expenses

-    Lower net loan charge-offs

-    On-schedule merger planning

REPEATS RECORD-LEVEL PROFIT PERFORMANCE

"Regions sustained record-level, high-quality earnings in the third quarter, resulting from associates' hard work and commitment to implement revenue enhancement and cost containment initiatives," said Regions Chairman, President and Chief Executive Officer Jackson W. Moore. "We reduced operating expenses and achieved higher net interest income, solid fee revenues and lower credit-related costs, all of which contributed to our third quarter's bottom-line strength."

"We have a strong, solid earnings base to build on and believe the soon-to-be completed AmSouth merger offers significant new opportunities to boost Regions' profits and shareholder returns over the long term. We are firmly committed to successfully executing on these opportunities, while providing superior products and services to our customers and creating a rewarding work environment for associates," Moore noted.

"There was also good merger planning progress in the third quarter," according to Moore. "And, on October 3, AmSouth and Regions shareholders approved our planned merger, which paves the way for an on-target fourth quarter completion, pending regulatory approvals.

"I am extremely proud of Regions' significant accomplishments and overall excellent performance since the mid-2004 merger of equals with Union Planters. Nonetheless, I believe the best is yet to come--with the merger of AmSouth and Regions."

EPS UP 26 PERCENT YEAR-OVER-YEAR BEFORE MERGER AND OTHER CHARGES

Third quarter 2006 net income was $352 million, or 77 cents per diluted share, an increase from second quarter 2006's record 75 cents per diluted share and up sharply from year-ago third quarter's 55 cents per share, including 6 cents of merger-related and other charges. Thus, per share earnings increased 26 percent year-over-year third quarter, excluding merger and other charges.

                               Continued Next Page

October 13, 2006
Page 2


For the first nine months of 2006, net income totaled $992 million, or $2.16 per diluted share compared to $1.60 per diluted share, including 18 cents of merger and other charges, reported in the first nine months of 2005. The 21 percent annual rise, excluding merger and other charges, was the result of good revenue growth, realization of merger-related cost saves, and improved credit-related expenses.

BANKING FRANCHISE DELIVERS GOOD RESULTS

Taxable equivalent net interest income increased $15 million in the third quarter to $806 million vs. second quarter's strong $791 million. Modest asset growth and an extra day in the third quarter more than offset a three basis point dip in the net interest margin to 4.21 percent. Year-over-year third quarter, taxable equivalent net interest income rose 9 percent, largely due to 28 basis point net interest margin expansion. Regions continues to take a very disciplined approach to balance sheet management which should minimize the effect of future interest rate shifts on net interest income levels.

Average total loans grew at a relatively steady pace second-to-third quarter, or an annualized 4 percent. Commercial and construction lending accounted for the bulk of the gain.

Regions' money market campaign was successful, generating approximately $1.5 billion of deposits since its inception in mid-June. The increase in money market deposits was offset by a decline in interest-free and other low-cost deposit accounts, as customers continued to shift funds into higher-yielding instruments. Nonetheless, average total deposits grew 7 percent linked-quarter, annualized. Regions remains focused on carefully managing funding costs while sustaining a strong core deposit base.

FEE-BASED REVENUES MAKE SOLID CONTRIBUTION

Service charges on deposit accounts increased an annualized 8 percent from second quarter's robust level, primarily as a result of seasonally higher NSF fees on strong underlying base levels of service charge fees. Compared to a year-ago third quarter, service charges were up 13 percent, largely due to increased NSF fee levels.

Mortgage originations were down to a still strong $4 billion in the third quarter contributing to a good third-quarter showing by Regions Mortgage. Gains on sale of mortgage loans were down as non-conforming mortgage premiums declined and early payment defaults increased. As a result, total mortgage-related profits, excluding mortgage servicing rights impairment and recapture, declined to $2.6 million in third quarter 2006 from $10.3 million in 2Q06, as weaker industry fundamentals pressured EquiFirst's revenues and earnings. Regions continues to manage the cost structure and efficiency of the mortgage business.

Regions sold $310 million dollars of securities during the quarter at an approximate $8 million gain.

MORGAN KEEGAN SET FOR RECORD FULL-YEAR 2006 PROFITS

"Given continued strength in third quarter results, 2006 should mark another record earnings year for Morgan Keegan," Moore stated.

Morgan Keegan earned $30.6 million in the third quarter, 27 percent above the comparable 2005 period. Profits declined 6 percent from second quarter's very strong $32.7 million, reflecting both seasonality and less favorable capital markets conditions.

Morgan Keegan revenue totaled $231 million, rising 16 percent from third quarter 2005's $199 million but declining 3 percent compared to second quarter 2006's $239 million. The linked-quarter revenue pullback was largely due to less robust fixed income and equity capital markets business flows relative to a very strong second quarter.

OPERATING EXPENSES DECLINE

Non-interest expenses dipped to $715 million from second quarter's $727 million, helped by cost control initiatives rolled out earlier this year. Linked-quarter expense comparisons are impacted by an $8 million mortgage servicing rights impairment charge in the third quarter of 2006 and $10 million of mortgage

                               Continued Next Page

October 13, 2006
Page 3


servicing rights reserve recapture in the second quarter of 2006. Excluding these items, non-interest expenses declined $30 million or 4 percent linked-quarter.

Regions experienced positive operating leverage in the third quarter of 2006 as the operating efficiency ratio improved to 55.9 percent compared to 57.5 percent in the second quarter. Since third quarter 2005, Regions' operating efficiency ratio has improved 364 basis points, reflecting success in growing revenue while controlling expenses.

NET LOAN CHARGE-OFFS DROP

Credit quality trends were broadly favorable in the third quarter. Net loan charge-offs declined to $24 million, or an annualized 0.16 percent of average loans, from second quarter's $31 million (annualized 0.21 percent of average loans). Net charge-offs were down 34 percent from a year-ago third quarter's $37 million (annualized 0.25 percent of average loans).

Regions' third quarter 2006 provision for loan losses was $25 million and the loan loss allowance was $778 million at both June 30 and Sept. 30, 2006. The allowance-to-loans ratio was 1.31 percent compared to mid-year's 1.32 percent.

Non-performing assets dropped $8 million linked quarter, or to $312 million at Sept. 30, 2006--0.52 percent of loans and foreclosed real estate. By comparison, non-performing assets were $441 million (0.75 percent of loans and foreclosed real estate) at Sept. 30, 2005. Loans greater than 90 days past due were steady linked quarter at $79 million.

SHARE BUYBACKS REMAIN PART OF ACTIVE CAPITAL MANAGEMENT POLICY

During the third quarter, Regions repurchased 1.4 million common shares at an average cost of $35.46 per share. Year-to-date Sept. 30, buybacks totaled 8.7 million shares, leaving an additional 18.9 million shares that can be repurchased under the company's current authorization.

At Sept. 30, 2006, Regions maintained a strong capital position, or tangible shareholders' equity-to-tangible assets of 7.08 percent. This compared to 6.69 percent at mid-2006.

MERGER WITH AMSOUTH EXPECTED TO CLOSE FOURTH QUARTER 2006

On Oct. 3, 2006, AmSouth and Regions shareholders voted to approve the merger of the two companies, meaning the transaction is likely to be completed in the fourth quarter pending regulatory approvals. Upon completion of the merger, AmSouth shareholders will receive 0.7974 Regions shares for each AmSouth share. The combined company will retain the name Regions Financial Corporation.

The merger planning process is proceeding on schedule. Over 600 senior leadership positions have been announced and preliminary integration timelines have been laid out.

ABOUT REGIONS FINANCIAL CORPORATION

Regions Financial Corporation (NYSE: RF), headquartered in Birmingham, Ala., is a full-service provider of retail and commercial banking, trust, securities brokerage, mortgage and insurance products and services. Regions had $87.0 billion in assets as of Sept. 30, 2006, making it one of the nation's top 15 banks. Regions' banking subsidiary, Regions Bank, operates some 1,300 offices and a 1,600-ATM network across a 16-state geographic footprint in the South, Midwest and Texas. Its investment and securities brokerage, trust and asset management division, Morgan Keegan & Company Inc., provides services from over 300 offices. Additional information about Regions, which is a member of both the Forbes and Fortune 500, can be found at www.regions.com.

                               Continued Next Page

October 13, 2006
Page 4


                        FINANCIAL HIGHLIGHTS (UNAUDITED)
             (Dollar amounts in thousands, except per share amounts)

                              Three Months Ended             Nine Months Ended
                                 September 30                   September 30
                             -------------------            -------------------
                               2006       2005     Change     2006       2005     Change
                             --------   --------   ------   --------   --------   ------
Earnings
Net income                   $351,657   $256,556     37%    $991,594   $746,548     33%

Per share:
   Net income                $   0.77   $   0.56     38%    $   2.18   $   1.61     35%
   Net income-diluted        $   0.77   $   0.55     40%    $   2.16   $   1.60     35%
   Cash dividends declared   $   0.35   $   0.34      3%    $   1.05   $   1.02      3%

                                        September 30
                                 -------------------------
                                     2006          2005      Change
                                 -----------   -----------   ------
Financial Condition

Total assets                     $86,980,091   $84,594,614     3%
Loans, net of unearned income    $59,477,905   $58,355,886     2%
Securities                       $12,455,588   $11,945,077     4%
Total earning assets             $76,730,222   $74,379,986     3%
Total deposits                   $62,169,545   $59,465,175     5%
Stockholders' equity             $11,042,903   $10,645,055     4%
Stockholders' equity per share   $     24.27   $     23.23     4%

                                                As of and for nine
                                            months ended September 30
                                            -------------------------
                                                   2006    2005
                                                  -----   -----
Selected Ratios

Return on average tangible equity*                24.35%  18.63%
Return on average stockholders' equity*           12.34%   9.30%
Return on average total assets*                    1.54%   1.17%
Stockholders' equity to total assets              12.70%  12.58%
Allowance for loan losses as a percentage
   of loans, net of unearned income                1.31%   1.34%
Loans, net of unearned income, to
   total deposits                                 95.67%  98.13%
Net charge-offs to average loans*                  0.19%   0.22%

*    Annualized

For additional information, including supplemental financial information, refer to Regions' Form 8-K furnished to the Securities and Exchange Commission on October 13, 2006, or visit Regions' Web site at www.regions.com. Regions' Investor Relations contact is Jenifer Goforth Kimbrough at 205/244-2823; Regions' Media contact is Sonya L. Smith at 205/244-2859.

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

                                       ###

(REGIONS FINANCIAL CORP.(SM) LOGO)

                   FINANCIAL SUPPLEMENT TO THIRD QUARTER 2006
                                EARNINGS RELEASE

SUMMARY

Record quarterly earnings of $0.77 per diluted share

- Increase of 26% compared to 3Q05 diluted EPS of $0.61, excluding merger and other charges

- Primary drivers of earnings include increased net interest income, reduction of expenses and lower credit-related costs

- Improvement in annualized return on average tangible equity to 24.93% in 3Q06 from year-ago 19.22%

Strong revenues through third quarter; banking group leading the way

- Record quarterly FTE net interest income of $806 million compared to $791 million in 2Q06

- Quarterly net interest margin of 4.21%, down 3 bps linked-quarter, and an increase of 28 bps year-over-year

- Community banking average loan growth of 6% linked-quarter, annualized, in 3Q06

- Service charges increased 8% linked-quarter, annualized, and 13% year-over-year

- Revenue per FTE in banking units improved to $290,000 year-to-date September 30, 2006 compared to $287,000 year-to-date June 30, 2006

On track for record annual profits and revenues at Morgan Keegan

- Profits up 27% year-over-year third quarter to $30.6 million, but 6% below 2Q06 due to linked-quarter seasonality and less investment banking activity

- Revenues of $231 million in 3Q06, or 16% above 3Q05, but 3% below 2Q06's very strong level

Challenging mortgage banking environment persists

- Mortgage profits down to $2.6 million in 3Q06, compared to $10.3 million in 2Q06, due to difficult non-conforming mortgage environment

- Total origination volume of $4.0 billion in 3Q06 compared to $4.4 billion in 2Q06

- Recorded MSR impairment of $8 million in 3Q06 compared to $10 million of MSR allowance recapture in 2Q06

Operating efficiency improves

- Non-interest expense down 7%, linked-quarter, annualized, to $715 million compared to $727 million in 2Q06

- Operating efficiency ratio improved to 56% in 3Q06 from 2Q06's 57% and 3Q05's 60%

Broad-based improvement in credit quality

- Net charge-offs of $24 million, or an annualized 0.16% of average loans vs. 2Q06's 0.21% and 3Q05's 0.25%

- Non-performing assets down $8 million linked-quarter to $312 million, or 0.52% of loans and other real estate at September 30, 2006, compared to 0.54% at June 30, 2006

-    Provision for loan losses declined $5 million linked quarter to $25 million

Regions/AmSouth merger planning progresses

- On October 3, 2006, Regions and AmSouth stockholders approved the merger of the two companies

- Transaction is set to close in the fourth quarter of this year pending regulatory approvals

-    Majority of systems decisions have been made

-    Over 600 key management positions announced thus far

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 2


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION
                                   (UNAUDITED)

($ amounts in thousands)                  9/30/06       6/30/06       3/31/06       12/31/05      9/30/05
------------------------                -----------   -----------   -----------   -----------   -----------
Assets:
Cash and due from banks                 $ 2,055,137   $ 2,304,934   $ 2,059,251   $ 2,414,560   $ 2,076,344
Interest-bearing deposits
   in other banks                            38,981        31,565        37,049        92,098        89,253
Securities held to maturity                  30,033        29,983        30,591        31,464        31,428
Securities available for sale            12,425,555    11,758,035    11,823,198    11,947,810    11,913,649
Trading account assets                    1,438,427     1,056,434     1,119,854       992,082       814,663
Loans held for sale                       1,824,687     2,281,372     1,547,840     1,531,664     2,054,012
Federal funds sold and securities
   purchased under agreement
   to resell                                913,076       733,476       869,117       710,282       607,756
Margin receivables                          581,558       576,616       563,202       527,317       513,339
Loans                                    59,677,657    59,326,346    58,658,565    58,591,816    58,535,410
Unearned income                            (199,752)     (195,714)     (198,354)     (186,903)     (179,524)
                                        -----------   -----------   -----------   -----------   -----------
      Loans, net of unearned
         income                          59,477,905    59,130,632    58,460,211    58,404,913    58,355,886
Allowance for loan losses                  (778,465)     (777,783)     (782,368)     (783,536)     (783,943)
                                        -----------   -----------   -----------   -----------   -----------
      Net Loans                          58,699,440    58,352,849    57,677,843    57,621,377    57,571,943
Premises and equipment                    1,097,616     1,109,732     1,109,587     1,122,289     1,109,922
Interest receivable                         456,978       407,811       402,072       420,818       383,839
Due from customers on acceptances            28,657        22,519        25,481        22,924        25,784
Excess purchase price                     4,967,799     4,996,028     4,987,770     5,027,044     5,025,964
Mortgage servicing rights                   407,740       420,322       413,672       412,008       397,176
Other identifiable intangible assets        287,437       295,588       304,008       314,368       325,933
Other assets                              1,726,970     1,685,522     1,623,983     1,597,495     1,653,609
                                        -----------   -----------   -----------   -----------   -----------
                                        $86,980,091   $86,062,786   $84,594,518   $84,785,600   $84,594,614
                                        ===========   ===========   ===========   ===========   ===========
Liabilities and Stockholders' Equity:
Deposits
   Non-interest-bearing                 $12,570,051   $13,158,707   $13,328,143   $13,699,038   $12,606,368
   Interest-bearing                      49,599,494    48,246,119    47,191,336    46,679,329    46,858,807
                                        -----------   -----------   -----------   -----------   -----------
      Total Deposits                     62,169,545    61,404,826    60,519,479    60,378,367    59,465,175
Borrowed funds:
   Short-term borrowings:
      Federal funds purchased and
         securities sold under agree-
         ment to repurchase               4,943,568     4,770,538     3,900,737     3,928,185     4,679,352
      Other short-term borrowings         1,368,480       958,048       995,312     1,038,094       954,462
                                        -----------   -----------   -----------   -----------   -----------
      Total Short-term Borrowings         6,312,048     5,728,586     4,896,049     4,966,279     5,633,814
   Long-term borrowings                   5,490,404     6,293,372     6,621,710     6,971,680     7,207,015
                                        -----------   -----------   -----------   -----------   -----------
      Total Borrowed Funds               11,802,452    12,021,958    11,517,759    11,937,959    12,840,829
Bank acceptances outstanding                 28,657        22,519        25,481        22,924        25,784
Other liabilities                         1,936,534     1,915,124     1,875,014     1,832,067     1,617,771
                                        -----------   -----------   -----------   -----------   -----------
         Total Liabilities               75,937,188    75,364,427    73,937,733    74,171,317    73,949,559
Stockholders' equity:
   Common stock                               4,813         4,787         4,778         4,738         4,718
   Surplus                                7,466,180     7,393,185     7,360,704     7,248,855     7,220,396
   Undivided profits                      4,547,845     4,355,306     4,169,678     4,034,905     3,936,657
   Treasury stock                          (888,282)     (833,633)     (708,593)     (581,890)     (453,235)
   Accumulated other comprehensive
      income (loss)                         (87,653)     (221,286)     (169,782)      (92,325)      (63,481)
                                        -----------   -----------   -----------   -----------   -----------
         Total Stockholders' Equity      11,042,903    10,698,359    10,656,785    10,614,283    10,645,055
                                        -----------   -----------   -----------   -----------   -----------
                                        $86,980,091   $86,062,786   $84,594,518   $84,785,600   $84,594,614
                                        ===========   ===========   ===========   ===========   ===========

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 3


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                             Quarter Ended
                                                     ---------------------------------------------------------------
($ amounts in thousands, except per share amounts)     9/30/06      6/30/06      3/31/06     12/31/05      9/30/05
--------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Interest Income:
   Interest and fees on loans                        $1,106,807   $1,047,843   $  992,523   $  953,903   $  917,915
   Interest on securities:
      Taxable interest income                           143,118      130,979      131,651      126,070      124,913
      Tax-exempt interest income                          7,852        7,904        8,116        7,706        7,408
                                                     ----------   ----------   ----------   ----------   ----------
      Total Interest on Securities                      150,970      138,883      139,767      133,776      132,321
   Interest on loans held for sale                       45,416       47,261       33,882       37,798       40,787
   Interest on margin receivables                         9,767        9,525        8,673        8,283        7,581
   Income on federal funds sold and
      securities purchased under
      agreement to resell                                13,505       11,573       10,490        6,653        6,056
   Interest on time deposits in
      other banks                                           637          343          544          384          487
   Interest on trading account assets                    12,519        9,558        9,853        8,363        8,708
                                                     ----------   ----------   ----------   ----------   ----------
      Total Interest Income                           1,339,621    1,264,986    1,195,732    1,149,160    1,113,855
Interest Expense:
   Interest on deposits                                 411,178      357,026      314,708      292,886      270,136
   Interest on short-term borrowings                     66,315       56,065       50,133       44,950       42,957
   Interest on long-term borrowings                      84,429       89,360       88,164       85,411       83,339
                                                     ----------   ----------   ----------   ----------   ----------
      Total Interest Expense                            561,922      502,451      453,005      423,247      396,432
                                                     ----------   ----------   ----------   ----------   ----------
      Net Interest Income                               777,699      762,535      742,727      725,913      717,423
Provision for loan losses                                25,000       30,000       27,500       40,000       62,500
                                                     ----------   ----------   ----------   ----------   ----------
      Net Interest Income After
         Provision for Loan Losses                      752,699      732,535      715,227      685,913      654,923
Non-Interest Income:
   Brokerage and investment banking                     144,093      158,865      166,793      140,255      131,738
   Trust department income                               36,366       35,730       34,555       30,847       33,673
   Service charges on deposit
      accounts                                          150,078      147,272      128,529      129,992      132,924
   Mortgage servicing and origination
      fees                                               33,296       34,270       32,698       33,651       35,284
   Securities gains (losses), net                         8,104           28           11      (17,609)     (20,717)
   Other                                                 94,012      114,546      107,531      105,649      137,410
                                                     ----------   ----------   ----------   ----------   ----------
      Total Non-Interest Income                         465,949      490,711      470,117      422,785      450,312
Non-Interest Expense:
   Salaries and employee benefits                       413,719      441,475      447,008      436,965      437,951
   Net occupancy expense                                 54,012       53,772       59,888       56,558       56,596
   Furniture and equipment expense                       33,838       33,942       34,083       34,171       34,104
   Impairment (recapture) of MSR's                        8,000      (10,000)      (9,000)     (18,000)     (32,000)
   Other                                                205,024      207,324      224,115      244,342      244,472
                                                     ----------   ----------   ----------   ----------   ----------
      Total Non-Interest Expense                        714,593      726,513      756,094      754,036      741,123
                                                     ----------   ----------   ----------   ----------   ----------
      Income Before Income Taxes                        504,055      496,733      429,250      354,662      364,112
Applicable income taxes                                 152,398      151,476      134,570      100,666      107,556
                                                     ----------   ----------   ----------   ----------   ----------
      Net Income                                     $  351,657   $  345,257   $  294,680   $  253,996   $  256,556
                                                     ==========   ==========   ==========   ==========   ==========
Average shares outstanding--
   during quarter                                       454,441      455,528      456,442      457,193      459,563
Average shares outstanding--during
   quarter, diluted                                     458,903      460,131      461,043      461,651      464,250
Actual shares outstanding--
   end of quarter                                       455,067      454,034      456,701      456,348      458,208
Net income per share                                 $     0.77   $     0.76   $     0.65   $     0.56   $     0.56
Net income per share, diluted                        $     0.77   $     0.75   $     0.64   $     0.55   $     0.55
Dividends per share                                  $     0.35   $     0.35   $     0.35   $     0.34   $     0.34
Taxable equivalent net interest income               $  806,260   $  791,268   $  766,682   $  748,642   $  739,816

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 4


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                        Nine Months Ended
                                                           September 30
                                                     -----------------------
($ amounts in thousands, except per share amounts)      2006         2005
--------------------------------------------------   ----------   ----------
Interest Income:
   Interest and fees on loans                        $3,147,173   $2,592,864
   Interest on securities:
      Taxable interest income                           405,748      372,596
      Tax-exempt interest income                         23,872       21,094
                                                     ----------   ----------
      Total Interest on Securities                      429,620      393,690
   Interest on loans held for sale                      126,559      111,369
   Interest on margin receivables                        27,965       20,890
   Income on federal funds sold and
      securities purchased under agreement
      to resell                                          35,568       12,648
   Interest on time deposits in other banks               1,524        1,521
   Interest on trading account assets                    31,930       28,233
                                                     ----------   ----------
      Total Interest Income                           3,800,339    3,161,215
Interest Expense:
   Interest on deposits                               1,082,912      711,841
   Interest on short-term borrowings                    172,513      119,866
   Interest on long-term borrowings                     261,953      234,802
                                                     ----------   ----------
      Total Interest Expense                          1,517,378    1,066,509
                                                     ----------   ----------
      Net Interest Income                             2,282,961    2,094,706
Provision for loan losses                                82,500      125,000
                                                     ----------   ----------
      Net Interest Income After Provision
         for Loan Losses                              2,200,461    1,969,706
Non-Interest Income:
   Brokerage and investment banking                     469,751      408,407
   Trust department income                              106,651       96,919
   Service charges on deposit accounts                  425,879      388,396
   Mortgage servicing and origination fees              100,264      111,653
   Securities gains (losses), net                         8,143       (1,283)
   Other                                                316,089      386,555
                                                     ----------   ----------
      Total Non-Interest Income                       1,426,777    1,390,647
Non-Interest Expense:
   Salaries and employee benefits                     1,302,202    1,302,052
   Net occupancy expense                                167,672      167,515
   Furniture and equipment expense                      101,863       98,605
   Recapture of MSR's                                   (11,000)     (14,000)
   Other                                                636,463      738,748
                                                     ----------   ----------
      Total Non-Interest Expense                      2,197,200    2,292,920
                                                     ----------   ----------
      Income Before Income Taxes                      1,430,038    1,067,433
Applicable income taxes                                 438,444      320,885
                                                     ----------   ----------
      Net Income                                     $  991,594   $  746,548
                                                     ==========   ==========
Average shares outstanding--year-to-date                455,463      462,512
Average shares outstanding--year-to-date, diluted       460,018      467,710
Actual shares outstanding--end of quarter               455,067      458,208
Net income per share                                 $     2.18   $     1.61
Net income per share, diluted                        $     2.16   $     1.60
Dividends per share                                  $     1.05   $     1.02
Taxable equivalent net interest income               $2,364,211   $2,157,429

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 5


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

                                                                   Quarter Ended
                                        ------------------------------------------------------------------
                                               9/30/06                6/30/06                3/31/06
                                        --------------------   --------------------   --------------------
($ amounts in thousands;                  Average     Yield/     Average     Yield/     Average     Yield/
yields on taxable equivalent basis)       Balance      Rate      Balance      Rate      Balance      Rate
-----------------------------------     -----------   ------   -----------   ------   -----------   ------
Assets
Earning assets:
   Taxable securities                   $11,612,748    4.90%   $11,175,675    4.71%   $11,462,264    4.67%
   Non-taxable securities                   397,160   11.99%       406,340   11.92%       426,119   11.75%
   Federal funds sold                       937,005    5.72%       871,206    5.33%       936,243    4.54%
   Margin receivables                       553,946    7.00%       557,148    6.86%       534,978    6.57%
   Loans, net of unearned income         59,111,355    7.59%    58,489,995    7.35%    58,191,512    7.05%
   Interest-bearing deposits
      in other banks                         41,821    6.04%        38,825    3.54%        52,400    4.21%
   Loans held for sale                    2,263,608    7.96%     2,355,875    8.05%     1,828,232    7.52%
   Trading account assets                 1,130,260    4.45%       969,137    3.97%       924,044    4.53%
                                        -----------            -----------            -----------
      Total earning assets               76,047,903    7.14%    74,864,201    6.93%    74,355,792    6.65%
Allowance for loan losses                  (780,715)              (781,282)              (785,847)
Cash and due from banks                   1,959,441              2,016,715              2,029,747
Other non-earning assets                  9,749,193              9,776,953              9,838,032
                                        -----------            -----------            -----------
                                        $86,975,822            $85,876,587            $85,437,724
                                        ===========            ===========            ===========
Liabilities and Stockholders' Equity
   Interest-bearing liabilities:
   Savings accounts                     $ 2,988,548    0.41%   $ 3,155,230    0.43%   $ 3,100,922    0.37%
   Interest-bearing transaction
      accounts                            1,917,648    2.26%     2,158,034    2.14%     2,272,440    1.97%
   Money market accounts                 20,144,394    2.56%    19,759,267    2.29%    19,873,074    2.04%
   Certificates of deposit of
      $100,000 or more                    8,297,133    4.67%     7,650,843    4.31%     7,383,192    3.97%
   Other interest-bearing
   deposit accounts                      15,875,539    4.24%    15,067,677    3.92%    14,442,354    3.61%
                                        -----------            -----------            -----------
      Total interest-bearing deposits    49,223,262    3.31%    47,791,051    3.00%    47,071,982    2.71%
   Federal funds purchased                4,806,594    4.70%     4,301,848    4.40%     4,176,546    4.01%
   Other short-term borrowings              927,313    4.03%       886,953    4.00%       999,141    3.59%
   Long-term borrowings                   5,810,710    5.76%     6,589,755    5.44%     6,859,167    5.21%
                                        -----------            -----------            -----------
      Total interest-bearing
         liabilities                     60,767,879    3.67%    59,569,607    3.38%    59,106,836    3.11%
Non-interest bearing deposits            12,482,899             12,882,910             12,926,748
Other liabilities                         2,847,404              2,754,398              2,717,892
Stockholders' equity                     10,877,640             10,669,672             10,686,248
                                        -----------            -----------            -----------
                                        $86,975,822            $85,876,587            $85,437,724
                                        ===========            ===========            ===========
Net yield on interest earning assets                   4.21%                  4.24%                  4.18%

                                                       Quarter Ended
                                        -------------------------------------------
                                              12/31/05                9/30/05
                                        --------------------   --------------------
($ amounts in thousands;                  Average     Yield/     Average     Yield/
yields on taxable equivalent basis)       Balance      Rate      Balance      Rate
-----------------------------------     -----------   ------   -----------   ------
Assets
Earning assets:
   Taxable securities                   $11,377,852    4.41%   $11,594,884    4.29%
   Non-taxable securities                   464,238   10.06%       486,420    9.22%
   Federal funds sold                       687,208    3.84%       726,717    3.31%
   Margin receivables                       546,389    6.01%       528,461    5.69%
   Loans, net of unearned income         58,047,052    6.64%    58,223,018    6.38%
   Interest-bearing deposits
      in other banks                         58,311    2.61%        89,443    2.16%
   Loans held for sale                    2,082,891    7.20%     2,276,817    7.11%
   Trading account assets                   849,974    4.08%       809,683    4.44%
                                        -----------            -----------
      Total earning assets               74,113,915    6.27%    74,735,443    6.03%
Allowance for loan losses                  (779,144)              (760,447)
Cash and due from banks                   2,083,756              2,048,188
Other non-earning assets                  9,725,428              9,641,715
                                        -----------            -----------
                                        $85,143,955            $85,664,899
                                        ===========            ===========
Liabilities and Stockholders' Equity
   Interest-bearing liabilities:
   Savings accounts                      $2,976,913    0.36%   $ 2,885,383    0.26%
   Interest-bearing transaction
      accounts                            2,530,011    1.97%     2,796,439    2.03%
   Money market accounts                 19,522,227    1.76%    18,631,989    1.37%
   Certificates of deposit of
      $100,000 or more                    7,873,050    3.65%     8,427,191    3.31%
   Other interest-bearing
   deposit accounts                      14,081,524    3.34%    15,233,717    3.11%
                                        -----------            -----------
      Total interest-bearing deposits    46,983,725    2.47%    47,974,719    2.23%
   Federal funds purchased                4,202,647    3.58%     4,520,978    3.19%
   Other short-term borrowings              886,991    3.13%       920,142    2.86%
   Long-term borrowings                   7,124,742    4.76%     7,186,493    4.60%
                                        -----------            -----------
      Total interest-bearing
         liabilities                     59,198,105    2.84%    60,602,332    2.60%
Non-interest bearing deposits            12,871,222             12,409,465
Other liabilities                         2,518,080              1,965,246
Stockholders' equity                     10,556,548             10,687,856
                                        -----------            -----------
                                        $85,143,955            $85,664,899
                                        ===========            ===========
Net yield on interest earning assets                   4.01%                  3.93%

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 6


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

                                                        Nine Months Ended September 30
                                                 -------------------------------------------
                                                         2006                   2005
                                                 --------------------   --------------------
($ amounts in thousands;                           Average     Yield/     Average     Yield/
yields on taxable equivalent basis)                Balance      Rate      Balance      Rate
-----------------------------------              -----------   ------   -----------   ------
Assets
Earning assets:
   Taxable securities                            $11,417,447    4.76%   $11,755,762    4.26%
   Non-taxable securities                            409,767   11.88%       511,605    8.39%
   Federal funds sold                                914,821    5.20%       590,963    2.86%
   Margin receivables                                548,760    6.81%       529,480    5.27%
   Loans, net of unearned income                  58,600,990    7.33%    57,987,041    6.09%
   Interest-bearing deposits in other banks           44,310    4.60%        89,415    2.27%
   Loans held for sale                             2,150,833    7.87%     2,189,685    6.80%
   Trading account assets                          1,008,569    4.32%       822,662    4.81%
                                                 -----------            -----------
      Total earning assets                        75,095,497    6.91%    74,476,613    5.79%
Allowance for loan losses                           (782,596)              (761,374)
Cash and due from banks                            2,001,710              1,920,827
Other non-earning assets                           9,787,734              9,444,398
                                                 -----------            -----------
                                                 $86,102,345            $85,080,464
                                                 ===========            ===========
Liabilities and Stockholders' Equity
   Interest-bearing liabilities:
   Savings accounts                              $ 3,081,155    0.40%   $ 2,909,527    0.24%
   Interest-bearing transaction accounts           2,114,741    2.12%     2,989,863    1.80%
   Money market accounts                          19,926,572    2.30%    18,881,938    1.15%
   Certificates of deposit of $100,000 or more     7,780,404    4.33%     8,108,808    3.02%
   Other interest-bearing deposit accounts        15,133,773    3.94%    14,858,823    2.88%
                                                 -----------            -----------
      Total interest-bearing deposits             48,036,645    3.01%    47,748,959    1.99%
   Federal funds purchased                         4,430,637    4.39%     4,550,436    2.72%
   Other short-term borrowings                       937,539    3.87%     1,111,355    3.27%
   Long-term borrowings                            6,416,037    5.46%     7,192,037    4.36%
                                                 -----------            -----------
      Total interest-bearing liabilities          59,820,858    3.39%    60,602,787    2.35%
Non-interest bearing deposits                     12,762,560             11,916,065
Other liabilities                                  2,773,706              1,842,909
Stockholders' equity                              10,745,221             10,718,703
                                                 -----------            -----------
                                                 $86,102,345            $85,080,464
                                                 ===========            ===========
Net yield on interest-earning assets                            4.21%                  3.87%

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                            ALLOWANCE FOR LOAN LOSSES

                                     Nine Months Ended
                                        September 30
                                    -------------------
($ amounts in thousands)              2006       2005
------------------------            --------   --------
Balance at beginning of year        $783,536   $754,721
Net loans charged off:
   Commercial                         52,100     52,094
   Real estate                        23,445     27,680
   Installment                         8,247     16,004
                                    --------   --------
      Total                           83,792     95,778
Allowance allocated to loans sold     (3,779)        --
Provision charged to expense          82,500    125,000
                                    --------   --------
Balance at end of period            $778,465   $783,943
                                    ========   ========

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 7


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                                 SELECTED RATIOS

                                                                Quarter Ended
                                               ------------------------------------------------
                                               9/30/06   6/30/06   3/31/06   12/31/05   9/30/05
                                               -------   -------   -------   --------   -------
Return on average assets*                        1.60%     1.61%     1.40%      1.18%     1.19%
Return on average tangible equity*              24.93%    25.73%    22.32%     19.34%    19.22%
Return on average equity*                       12.83%    12.98%    11.18%      9.55%     9.52%
Stockholders' equity per share                 $24.27    $23.56    $23.33     $23.26    $23.23
Stockholders' equity to total assets            12.70%    12.43%    12.60%     12.52%    12.58%
Tangible stockholders' equity
   to tangible assets                            7.08%     6.69%     6.77%      6.64%     6.68%
Allowance for loan losses as a percentage
   of loans, net of unearned income              1.31%     1.32%     1.34%      1.34%     1.34%
Net interest margin (FTE)                        4.21%     4.24%     4.18%      4.01%     3.93%
Efficiency ratio (1)                            55.94%    57.45%    61.20%     60.44%    59.58%
Loans, net of unearned income,
   to total deposits                            95.67%    96.30%    96.60%     96.73%    98.13%
Net charge-offs as a percentage of
   average loans*                                0.16%     0.21%     0.20%      0.28%     0.25%
Total non-performing assets (excluding loans
   90 days past due) as a percentage of
   loans and other real estate                   0.52%     0.54%     0.70%      0.70%     0.75%
Total non-performing assets (including loans
   90 days past due) as a percentage of
   loans and other real estate                   0.66%     0.67%     0.86%      0.85%     0.88%

*    Annualized

(1) Excluding MSR impairment(recapture), debt extinguishment expense, and merger-related and other expenses

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 8


LOANS

                        LOAN PORTFOLIO - PERIOD END DATA

($ amounts in                                                                            9/30/2006         9/30/2006
thousands)               9/30/06     6/30/06     3/31/06     12/31/05    9/30/05        vs. 6/30/06*      vs.9/30/2005
-------------          ----------- ----------- ----------- ----------- -----------  -----------------  ------------------
Commercial             $16,215,004 $15,903,897 $14,953,740 $14,979,811 $15,026,107  $ 311,107    7.8% $ 1,188,897    7.9%
Residential Mortgages   13,021,800  12,845,001  12,925,223  12,678,332  11,950,831    176,799    5.5%   1,070,969    9.0%
Other Real Estate
   Loans                12,305,245  12,836,023  13,379,282  13,745,201  14,328,521   (530,778) -16.5%  (2,023,276) -14.1%
Construction             8,731,614   8,163,378   7,701,478   7,363,353   7,306,720    568,236   27.8%   1,424,894   19.5%
Branch Installment       1,550,031   1,559,533   1,591,127   1,625,929   1,679,996     (9,502)  -2.4%    (129,965)  -7.7%
Indirect Installment     1,324,017   1,344,853   1,319,819   1,353,929   1,415,764    (20,836)  -6.2%     (91,747)  -6.5%
Consumer Lines of
   Credit                5,358,806   5,559,417   5,661,990   5,786,770   5,764,722   (200,611) -14.4%    (405,916)  -7.0%
Student Loans              971,388     918,530     927,552     871,588     883,225     52,858   23.0%      88,163   10.0%
                       ----------- ----------- ----------- ----------- -----------  ---------  -----  -----------  -----
                       $59,477,905 $59,130,632 $58,460,211 $58,404,913 $58,355,886  $ 347,273    2.3% $ 1,122,019    1.9%
                       =========== =========== =========== =========== ===========  =========  =====  ===========  =====

                        LOAN PORTFOLIO - AVERAGE BALANCES


($ amounts in thousands)      3Q06         2Q06         1Q06         4Q05         3Q05
------------------------  -----------  -----------  -----------  -----------  -----------
Commercial                $15,994,748  $15,291,717  $14,828,381  $14,793,576  $15,142,708
Residential Mortgages      12,870,157   12,816,313   12,620,698   12,129,967   11,861,795
Other Real Estate Loans    12,541,261   13,051,119   13,609,406   14,012,136   14,387,171
Construction                8,436,309    7,905,195    7,537,309    7,383,453    7,169,220
Branch Installment          1,546,474    1,549,298    1,604,554    1,687,189    1,691,721
Indirect Installment        1,336,290    1,329,399    1,333,556    1,380,761    1,431,649
Consumer Lines of Credit    5,450,527    5,628,132    5,732,152    5,783,665    5,690,179
Student Loans                 935,589      918,822      925,456      876,305      848,575
                          -----------  -----------  -----------  -----------  -----------
                          $59,111,355  $58,489,995  $58,191,512  $58,047,052  $58,223,018
                          ===========  ===========  ===========  ===========  ===========

                                3Q06                3Q06
($ amounts in thousands)      vs. 2Q06*           vs. 3Q05
------------------------  ----------------   ------------------
Commercial                $ 703,031   18.4%  $   852,040    5.6%
Residential Mortgages        53,844    1.7%    1,008,362    8.5%
Other Real Estate Loans    (509,858) -15.6%   (1,845,910) -12.8%
Construction                531,114   26.9%    1,267,089   17.7%
Branch Installment           (2,824)  -0.7%     (145,247)  -8.6%
Indirect Installment          6,891    2.1%      (95,359)  -6.7%
Consumer Lines of Credit   (177,605) -12.6%     (239,652)  -4.2%
Student Loans                16,767    7.3%       87,014   10.3%
                          ---------  -----   -----------  -----
                          $ 621,360    4.2%  $   888,337    1.5%
                          =========  =====   ===========  =====


                  AVERAGE COMMUNITY BANKING AND WHOLESALE LOANS

                                                                                          3Q06            3Q06
($ amounts in thousands)     3Q06        2Q06        1Q06        4Q05        3Q05       vs. 2Q06*       vs. 3Q05
------------------------ ----------- ----------- ----------- ----------- -----------  --------------  -------------
Community Bank Loans     $47,524,954 $46,836,944 $46,690,895 $46,756,538 $46,732,402 $688,010   5.9% $792,552  1.7%
Wholesale Loans           11,586,401  11,653,051  11,500,617  11,290,514  11,490,617  (66,650) -2.3%   95,784  0.8%
                         ----------- ----------- ----------- ----------- ----------- --------  ----  --------  ---
                         $59,111,355 $58,489,995 $58,191,512 $58,047,052 $58,223,019 $621,360   4.2% $888,336  1.5%
                         =========== =========== =========== =========== =========== ========  ====  ========  ===

*    Linked quarter percentage changes are presented on an annualized basis.

- Construction loan growth was broad-based across Regions' footprint, but strongest in the Atlanta area, south Florida and the Mid Atlantic. Construction loan balances related to various types of properties grew including single family residential, multi-family residential, retail developments and commercial use facilities.

- Average community banking loans increased 5.9%, linked-quarter, annualized, primarily due to an increase in commercial and construction loans, offset partially by a decline in consumer lines of credit.

- In the above tables, commercial loans and other real estate loans are impacted by ongoing reclassification of new and renewed loans by purpose as opposed to collateral.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 9


DEPOSITS

                       DEPOSIT PORTFOLIO - PERIOD END DATA


($ amounts in thousands)      9/30/06      6/30/06      3/31/06      12/31/05     9/30/05
------------------------    -----------  -----------  -----------  -----------  -----------
Interest-Free Deposits      $12,570,051  $13,158,707  $13,328,143  $13,699,038  $12,606,368
Interest-Bearing Checking     1,938,261    2,180,298    2,490,444    2,756,556    2,924,131
Savings                       2,908,930    3,081,192    3,182,650    3,037,687    2,884,471
Money Market                 20,458,363   19,788,991   19,897,135   19,856,890   18,789,340
                            -----------  -----------  -----------  -----------  -----------
   Total Low-Cost Deposits   37,875,605   38,209,188   38,898,372   39,350,171   37,204,310
CD's < $100K                 11,055,918   11,063,668   10,874,303   10,201,745   10,293,091
CD's > $100K                  9,124,935    7,918,736    7,480,764    7,412,359    8,169,760
Other Time Deposits           4,113,087    4,213,234    3,266,040    3,414,092    3,798,014
                            -----------  -----------  -----------  -----------  -----------
                            $62,169,545  $61,404,826  $60,519,479  $60,378,367  $59,465,175
                            ===========  ===========  ===========  ===========  ===========

                                9/30/2006          9/30/2006
($ amounts in thousands)       vs. 6/30/06*       vs.9/30/2005
------------------------    -----------------  -----------------
Interest-Free Deposits      $ (588,656) -17.9% $  (36,317)  -0.3%
Interest-Bearing Checking     (242,037) -44.4%   (985,870) -33.7%
Savings                       (172,262) -22.4%     24,459    0.8%
Money Market                   669,372   13.5%  1,669,023    8.9%
                            ----------  -----  ----------  -----
   Total Low-Cost Deposits    (333,583)  -3.5%    671,295    1.8%
CD's < $100K                    (7,750)  -0.3%    762,827    7.4%
CD's > $100K                 1,206,199   60.9%    955,175   11.7%
Other Time Deposits           (100,147)  -9.5%    315,073    8.3%
                            ----------  -----  ----------  -----
                            $  764,719    5.0% $2,704,370    4.5%
                            ==========  =====  ==========  =====

                AVERAGE COMMUNITY BANKING AND WHOLESALE DEPOSITS


($ amounts in thousands)      3Q06         2Q06         1Q06         4Q05         3Q05
------------------------  -----------  -----------  -----------  -----------  -----------
Community Bank Deposits   $52,351,144  $52,834,250  $52,757,452  $51,940,107  $50,430,723
Wholesale Deposits          9,355,017    7,839,711    7,241,278    7,914,840    9,953,461
                          -----------  -----------  -----------  -----------  -----------
                          $61,706,161  $60,673,961  $59,998,730  $59,854,947  $60,384,184
                          ===========  ===========  ===========  ===========  ===========

                                3Q06              3Q06
($ amounts in thousands)      vs. 2Q06*         vs. 3Q05
------------------------  ----------------  ----------------
Community Bank Deposits   $ (483,106) -3.7% $1,920,421   3.8%
Wholesale Deposits         1,515,306  77.3%   (598,444) -6.0%
                          ----------  ----  ----------  ----
                          $1,032,200   6.8% $1,321,977   2.2%
                          ==========  ====  ==========  ====

*    Linked quarter percentage changes are presented on an annualized basis.

- The linked-quarter decline in interest-free deposits, interest-bearing checking deposits and savings was primarily due to the combination of a decline in deposits in areas impacted by Hurricane Katrina and customer preference for longer term, higher rate deposit products.

- Regions introduced a money market promotion in mid-June designed to attract rate sensitive customers to a lower cost transaction account. Correspondingly, money market deposits increased and the recent momentum in CD accounts slowed. In addition, as customer preferences for higher rate products increased, some monies shifted from interest-free and interest-bearing checking into these accounts.

- Regions continues to open net new accounts. The DDA open/close ratio remains positive at 1.10 for 3Q06; however, it has declined slightly from 2Q06 levels (1.24) given net outflows in Katrina-impacted areas and customer preferences for longer term, higher rate deposit products.

- Average community banking deposits declined 3.7%, linked-quarter, annualized, primarily as a result of decreases in levels of interest-free, savings and interest-bearing checking deposits, partially offset by an increase in money market deposits.

- The increase in CD's > $100K and average wholesale deposits is a result of increased use of money desk CD's as a funding source.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 10


OPERATING PERFORMANCE

                                     REVENUE


($ amounts in thousands)               3Q06        2Q06        1Q06         4Q05        3Q05
------------------------            ----------  ----------  ----------  -----------  ----------
Net Interest Income (TE basis)      $  806,260  $  791,268  $  766,682  $   748,642  $  739,816
Non-Interest Income (excl. sec.
   gains/losses)                       457,845     490,683     470,106      440,394     471,029
                                    ----------  ----------  ----------  -----------  ----------
   Total Revenue (TE basis)         $1,264,105  $1,281,951  $1,236,788  $ 1,189,036  $1,210,845
                                    ==========  ==========  ==========  ===========  ==========
Fee Income as a % of Total Revenue        36.2%       38.3%       38.0%        37.0%       38.9%
                                    ==========  ==========  ==========  ===========  ==========

                                          3Q06            3Q06
($ amounts in thousands)               vs. 2Q06*        vs. 3Q05
------------------------            ---------------  --------------
Net Interest Income (TE basis)      $ 14,992    7.6% $ 66,444   9.0%
Non-Interest Income (excl. sec.
   gains/losses)                     (32,838) -26.8%  (13,184) -2.8%
                                    --------  -----  --------  ----
   Total Revenue (TE basis)         $(17,846)  -5.6% $ 53,260   4.4%
                                    ========  =====  ========  ====
Fee Income a % of Total Revenue



*    Linked quarter percentage changes are presented on an annualized basis.

- Net interest margin was 4.21% in 3Q06, a decrease of 3 bps linked-quarter, from 4.24% in 2Q06 and an increase of 28 bps compared to 3Q05.

- Linked-quarter decline in non-interest income is primarily due to a decline in mortgage and brokerage revenues.

-    Regions is positioned slightly asset-sensitive at September 30, 2006.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 11


NON-INTEREST INCOME AND EXPENSE

                         NON-INTEREST INCOME AND EXPENSE

NON-INTEREST INCOME

($ amounts in thousands)                3Q06      2Q06      1Q06      4Q05      3Q05     3Q06 vs. 2Q06*    3Q06 vs. 3Q05
------------------------              --------  --------  --------  --------  --------  ----------------  ----------------
Brokerage and investment banking      $144,093  $158,865  $166,793  $140,255  $131,738 $(14,772)  -37.2% $ 12,355    9.4%
Trust department income                 36,366    35,730    34,555    30,847    33,673      636     7.1%    2,693    8.0%
Service charges on deposit accounts    150,078   147,272   128,529   129,992   132,924    2,806     7.6%   17,154   12.9%
Mortgage servicing & origination
   fees                                 33,296    34,270    32,698    33,651    35,284     (974)  -11.4%   (1,988)  -5.6%
Securities gains (losses), net           8,104        28        11   (17,609)  (20,717)   8,076      NM    28,821     NM
Insurance premiums & commissions        21,330    21,267    21,394    18,616    19,827       63     1.2%    1,503    7.6%
Gain on sale of mortgage loans           6,155    24,255    12,351    21,623    60,620  (18,100) -298.5%  (54,465) -89.8%
Derivative income                        9,595     9,122     6,194     6,434     7,388      473    20.7%    2,207   29.9%
SOI                                         --        --        --        --     4,002       --      NM    (4,002)    NM
Other                                   56,932    59,902    67,592    58,976    45,573   (2,970)  -19.8%   11,359   24.9%
                                      --------  --------  --------  --------  --------   --------  ------  --------  -----
   Total non-interest income          $465,949  $490,711  $470,117  $422,785  $450,312  $(24,762)  -20.2% $ 15,637    3.5%
                                      ========  ========  ========  ========  ========  ========  ======  ========  =====

NON-INTEREST EXPENSE

($ amounts in thousands)                3Q06      2Q06      1Q06      4Q05      3Q05     3Q06 vs. 2Q06*    3Q06 vs. 3Q05
------------------------              --------  --------  --------  --------  --------  ----------------  ----------------
Salaries and employee benefits**      $413,719  $441,475  $447,008  $408,873  $418,645  $(27,756) -25.1%  $ (4,926)  -1.2%
Net occupancy expense**                 54,012    53,772    59,888    54,133    53,574       240    1.8%       438    0.8%
Furniture and equipment expense**       33,838    33,942    34,083    33,872    34,027      (104)  -1.2%      (189)  -0.6%
Amortization of core deposit
   intangible                           10,073    10,370    10,724    11,039    11,320      (297) -11.5%    (1,247) -11.0%
Amortization of MSR's                   16,592    16,263    18,303    17,890    22,544       329    8.1%    (5,952) -26.4%
Impairment (recapture) of MSR's          8,000   (10,000)   (9,000)  (18,000)  (32,000)   18,000     NM     40,000     NM
Loss on early extinguishment of debt      (547)   (1,089)    8,168        --    10,878       542     NM    (11,425)    NM
Merger-related and other charges            --        --        --    53,333    40,875        --     NM         --     NM
Other**                                178,906   181,780   186,920   192,896   181,260    (2,874)  -6.3%    (2,354)  -1.3%
                                      --------  --------  --------  --------  --------   --------  -----   --------  -----
   Total non-interest expense         $714,593  $726,513  $756,094  $754,036  $741,123  $(11,920)  -6.6%  $(26,530)  -3.6%
                                      ========  ========  ========  ========  ========   ========  =====   ========  =====

*    Linked quarter percentage changes are presented on an annualized basis.

**   Net of merger and other charges in 2005

- Brokerage and investment banking revenue declined from strong 2Q06 levels primarily as a result of a seasonal decline and less robust fixed income and equity capital markets business flows.

- Service charges on deposit accounts increased $2.8 million or 7.6% linked-quarter, annualized, primarily due to seasonally higher NSF fees on strong underlying base levels of service charges.

- Mortgage servicing and origination fees decreased 3% linked-quarter, as a result of lower production volume.

- Gain on sale of mortgage loans declined $18.1 million linked-quarter due to lower premium levels in the market and increased early payment defaults on non-conforming mortgages.

- Salaries and employee benefits declined 25% linked-quarter, annualized, due to various factors including reduced Morgan Keegan and mortgage commission expense, overall reduction in headcount and reductions in other commissions and group insurance expense.

- Net occupancy expense for 3Q06 is impacted by $5 million of insurance recoveries on hurricane expenses which were directly related to expenses incurred earlier in the year. The favorable effect of the insurance recoveries was offset by higher utilities and building insurance expenses linked-quarter.

- Regions sold $310 million dollars of securities during the quarter at an $8.1 million gain.

- Excluding MSR impairment/recapture, total non-interest expense declined $30 million or 16% linked-quarter, annualized.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 12


MORGAN KEEGAN

                                  MORGAN KEEGAN

Summary Income Statement

($ amounts in thousands)       3Q06       2Q06       1Q06       4Q05       3Q05       3Q06 vs. 2Q06*     3Q06 vs. 3Q05
------------------------     --------   --------   --------   --------   --------   -----------------   --------------
Revenues:
   Commissions               $ 56,194   $ 56,960   $ 57,073   $ 51,619   $ 50,197   $   (766)    -5.4%  $ 5,997   11.9%
   Principal transactions      38,381     32,996     41,951     34,752     33,696      5,385     65.3%    4,685   13.9%
   Investment banking          25,767     41,623     43,027     25,894     26,919    (15,856)  -152.4%   (1,152)  -4.3%
   Interest                    36,721     32,511     30,327     24,735     22,900      4,210     51.8%   13,821   60.4%
   Trust fees and services     29,966     29,014     28,046     24,680     27,475        952     13.1%    2,491    9.1%
   Investment advisory         35,425     36,151     28,885     37,557     30,006       (726)    -8.0%    5,419   18.1%
   Other                        8,062      9,473     22,639     11,790      8,191     (1,411)   -59.6%     (129)  -1.6%
                             --------    -------    -------    -------    -------     -------   ------   ------   ----
      Total revenues          230,516    238,728    251,948    211,027    199,384     (8,212)   -13.8%   31,132   15.6%
Expenses:
   Interest expense            21,966     21,999     18,085     16,855     16,105        (33)    -0.6%    5,861   36.4%
   Non-interest expense       160,679    165,568    169,352    152,280    145,276     (4,889)   -11.8%   15,403   10.6%
                             --------    -------    -------    -------    -------     -------   ------   ------   ----
      Total expenses          182,645    187,567    187,437    169,135    161,381     (4,922)   -10.5%   21,264   13.2%
                             --------    -------    -------    -------    -------     -------   ------   ------   ----
Income before income taxes     47,872     51,161     64,511     41,892     38,003     (3,289)   -25.7%    9,869   26.0%
Income taxes                   17,251     18,442     23,703     14,942     13,945     (1,191)   -25.8%    3,306   23.7%
                             --------   --------   --------   --------   --------   ---------   -----   -------   ----
Net income                   $ 30,621   $ 32,719   $ 40,808   $ 26,950   $ 24,058   $ (2,098)   -25.6%  $ 6,563   27.3%
                             ========   ========   ========   ========   ========   =========   =====   =======   ====

Breakout of Revenue by Division

                                       Fixed-
                                       income     Equity   Regions
                            Private    Capital   Capital      MK        Asset         Interest
($ amounts in thousands)    Client     Markets   Markets    Trust    Management        & Other
------------------------   --------   --------   -------   -------   ----------       --------
THREE MONTHS ENDED
   SEPTEMBER 30, 2006:
$ amount of revenue        $ 67,271   $ 43,292   $18,093   $29,967     $37,003        $ 34,890
% of gross revenue             29.2%      18.8%      7.8%     13.0%       16.1%           15.1%

THREE MONTHS ENDED
   JUNE 30, 2006:
$ amount of revenue        $ 69,975   $ 50,484   $24,366   $29,016    $ 36,076        $ 28,811
% of gross revenue             29.3%      21.1%     10.2%     12.2%       15.1%           12.1%

NINE MONTHS ENDED
   SEPTEMBER 30, 2006
$ amount of revenue        $215,329   $136,509   $70,460   $87,029    $105,380        $106,485
% of gross revenue             29.9%      18.9%      9.8%     12.1%       14.6%           14.8%

NINE MONTHS ENDED
   SEPTEMBER 30, 2005
$ amount of revenue        $184,707   $118,211   $65,518   $78,538    $ 89,915        $ 62,337
% of gross revenue             30.8%      19.7%     10.9%     13.1%       15.0%           10.4%

*    Linked quarter percentage changes are presented on an annualized basis.

- Principal transactions revenue increased 16% linked-quarter, primarily as a result of higher levels of fixed income sales and trading activity.

- Investment banking and the Fixed Income Capital Markets and Equity Capital Markets lines of business all experienced declining revenues linked-quarter, reflecting less robust deal flow in fixed income and equity capital markets.

- Interest income increased due to both higher margin account balances and higher levels of trading securities.

- 1Q06 other income includes a $13.1 million pre-tax gain related to the swap of NYSE seats in exchange for stock.

- Non-interest expense was down $4.9 million linked-quarter due to lower salaries and benefits expense, offset partially by increased occupancy and other operating expenses.

- Private client revenues declined slightly linked-quarter due primarily to the seasonality of the third quarter, but were up $6 million or 10% year-over-year third quarter as customer assets and customer accounts continued to grow.

- Asset management revenues increased both linked-quarter ($1 million) and year-over-year ($5 million or 16%) due in part to a successful, ongoing effort to increase assets held in wrap accounts.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 13


MORGAN KEEGAN (CONT.)

- 20,000 new accounts were opened in 3Q06 compared to 22,200 in 2Q06 and 21,300 in 3Q05.

- Total customer assets were $65.9 billion at September 30, 2006, compared to $62.5 billion at June 30, 2006 and $54.4 billion at September 30, 2005.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 14


MORTGAGE OPERATIONS

                               MORTGAGE OPERATIONS

                                                      3Q06            2Q06            1Q06            4Q05            3Q05
                                                 -------------   -------------   -------------   -------------   -------------
Single family mortgage production (millions):
   Regions Mortgage                              $       1,253   $       1,440   $       1,345   $       1,459   $       1,676
   EquiFirst                                             2,754           2,966           1,749           2,203           2,482
                                                 -------------   -------------   -------------   -------------   -------------
      Total                                      $       4,007   $       4,406   $       3,094   $       3,662   $       4,158
                                                 =============   =============   =============   =============   =============
Gain(loss) on sale of mortgage loans (thous.):
   Regions Mortgage                              $       2,956   $       3,824   $       2,732   $       4,653   $       4,716
   EquiFirst                                             3,199          20,431           9,619          16,970          55,904
                                                 -------------   -------------   -------------   -------------   -------------
      Total                                      $       6,155   $      24,255   $      12,351   $      21,623   $      60,620
                                                 =============   =============   =============   =============   =============
Servicing portfolio                              $36.0 BILLION   $36.4 Billion   $36.7 Billion   $37.2 Billion   $37.8 Billion
Capitalized mortgage servicing rights (net)          $407.7 MM       $420.3 MM       $413.7 MM         $412 MM       $397.2 MM
MSR valuation allowance                               $14.4 MM         $6.4 MM        $20.5 MM        $29.5 MM        $47.5 MM
MSR capitalization rate - total portfolio             113 BPS.        115 bps.        113 bps.        111 bps.        105 bps.
MSR capitalization rate - 3rd party servicing         145 BPS.        148 bps.        144 bps.        142 bps.        135 bps.
New servicing capitalization rate                     125 BPS.        117 bps.        104 bps.        116 bps.        126 bps.

                                                     3Q06 vs. 2Q06*       3Q06 vs. 3Q05
                                                   ------------------   -----------------
Single family mortgage production (millions):
   Regions Mortgage                              $    (187)    -51.9%  $   (423)   -25.2%
   EquiFirst                                          (212)    -28.6%       272     11.0%
                                                   --------    ------   --------    -----
      Total                                      $    (399)    -36.2%  $   (151)    -3.6%
                                                   ========    ======   ========    =====
Gain(loss) on sale of mortgage loans (thous.):
   Regions Mortgage                              $    (868)    -90.8%  $ (1,760)   -37.3%
   EquiFirst                                       (17,232)   -337.4%   (52,705)   -94.3%
                                                   --------    ------   --------    -----
      Total                                      $ (18,100)   -298.5%  $(54,465)   -89.8%
                                                   ========    ======   ========    =====
Servicing portfolio
Capitalized mortgage servicing rights (net)
MSR valuation allowance
MSR capitalization rate - total portfolio
MSR capitalization rate - 3rd party servicing
New servicing capitalization rate

*    Linked quarter percentage changes are presented on an annualized basis.

- Mortgage profitability declined to $2.6 million in 3Q06 compared to $10.3 million in 2Q06.

- Regions Mortgage net income, excluding MSR impairment/recapture, was $8.8 million in 3Q06 compared to $8.5 million in 2Q06.

- Regions Mortgage recorded $8 million of MSR impairment in 3Q06 and $10 million of MSR recapture in 2Q06.

- EquiFirst reported a $6.3 million loss in 3Q06 compared to a profit of $1.8 million in 2Q06, primarily due to lower loan sale premiums and increasing early payment default losses.

- EquiFirst's gross gain on sale premiums approximated 2.0% in 3Q06, compared to 2.2% in 2Q06.

- Regions Mortgage originates conforming mortgage loans and services loans originated in-house and by others.

- EquiFirst originates non-conforming mortgage loans primarily through a broker network and sells them servicing-released, on a whole loan basis, at a premium.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 15


CREDIT QUALITY

                                 CREDIT QUALITY

                                                                                          YTD        YTD
($ in thousands)                   3Q06       2Q06       1Q06       4Q05       3Q05     9/30/06    9/30/05
----------------                 --------   --------   --------   --------   --------   -------   --------
Allowance for loan losses        $778,465   $777,783   $782,368   $783,536   $783,943
Provision for loan losses        $ 25,000   $ 30,000   $ 27,500   $ 40,000   $ 62,500   $82,500   $125,000
Net loans charged off:
   Commercial                    $ 17,061   $ 22,226   $ 12,813   $ 25,129   $ 21,000   $52,100   $ 52,094
   Real estate                      6,956      6,280     10,209      7,019     10,053    23,445     27,680
   Installment                        301      2,300      5,646      8,259      5,957     8,247     16,004
                                 --------   --------   --------   --------   --------   -------   --------
      Total                      $ 24,318   $ 30,806   $ 28,668   $ 40,407   $ 37,010   $83,792   $ 95,778
                                 ========   ========   ========   ========   ========   =======   ========
Net loan charge-offs as a % of
   average loans, annualized
   Commercial                        0.42%      0.59%      0.35%      0.68%      0.57%     0.46%      0.46%
   Real estate                       0.08%      0.07%      0.12%      0.08%      0.12%     0.09%      0.11%
   Installment                       0.01%      0.10%      0.25%      0.36%      0.26%     0.12%      0.23%
                                 --------   --------   --------   --------   --------   -------   --------
      Total                          0.16%      0.21%      0.20%      0.28%      0.25%     0.19%      0.22%
                                 ========   ========   ========   ========   ========   =======   ========
Non-performing assets:
Non-accrual loans                $246,728   $264,284   $343,880   $341,177   $382,858
Renegotiated loans                    103        107        190        241        244
Other real estate                  65,190     55,495     64,999     65,459     57,418
                                 --------   --------   --------   --------   --------
   Total                         $312,021   $319,886   $409,069   $406,877   $440,520
                                 ========   ========   ========   ========   ========
Loans past due > 90 days         $ 78,785   $ 78,096   $ 92,766   $ 87,523   $ 74,246

- Net charge-offs totaled $24 million, or an annualized 0.16 percent of average loans, and included approximately $1.4 million of net charge-offs from the Katrina-related portfolio.

-    The provision for loan losses was $25 million in 3Q06.

- Regions' September 30, 2006, allowance for loan losses includes approximately $55 million of reserves identified for the Katrina portfolio; approximately $7 million in cumulative Katrina portfolio net charge-offs have been recognized through September 30, 2006.

- Non-performing assets decreased to 0.52% of loans and other real estate at September 30, 2006 from 0.54% at June 30, 2006.

- Regions' non-performing loan portfolio is composed primarily of small to medium-sized loans that are diversified geographically throughout its franchise.

- Management considers the current level of the allowance for loan losses adequate to absorb probable losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 16


CREDIT QUALITY (CONT.)

KATRINA UPDATE

- Loans in the hardest hit areas have been placed into a separate pool to track them against the $62 million allowance for loan losses that was identified for them in 3Q05.

Loan Exposure as of September 30, 2006 (in thousands)

Commercial Real Estate     $401,165
Commercial  & Industrial    213,445
Retail/Consumer             137,058
Mortgage                    166,982
                           --------
TOTAL                      $918,650
                           ========

Commercial Real Estate Summary as of September 30, 2006 (in thousands)

1-4 Residential    $ 61,042
Retail               66,809
Land/Lots            47,487
Office Buildings     41,163
Hotel                46,143
Warehouses           18,219
Apartments           14,460
Mall                 12,837
Condo                12,771
Other                80,235
                   --------
TOTAL              $401,165
                   ========

Net Loans Charged Off 3Q06 (in thousands)

Commercial        $  205
Retail/Consumer      372
Mortgage             804
                  ------
TOTAL             $1,381
                  ======

Non-accrual Loan Summary as of September 30, 2006 (in thousands)

Commercial        $6,137
Retail/Consumer      190
Mortgage           2,738
                  ------
TOTAL             $9,065
                  ======

Past Due Loans > 90 Days Summary as of September 30, 2006 (in thousands)

Commercial        $  864
Retail/Consumer      182
Mortgage              --
                  ------
TOTAL             $1,046
                  ======

- Home Equity Loans make up 51% of the Consumer/Retail Exposure as of September 30, 2006.

- The quality of the Katrina-impacted portfolio continues to improve with a reduction in non-accrual loans of $4 million compared to $13 million at June 30, 2006 and a reduction in past dues of $4 million compared to $5 million at June 30, 2006.

- Charge-offs in the Katrina-impacted portfolio for the 9 months ended September 30, 2006 were $6.0 million.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 17


ADDITIONAL FINANCIAL AND OPERATIONAL DATA

                                3Q06      2Q06      1Q06      4Q05     3Q05
                              -------   -------   -------   -------   ------
FTE employees                  24,277    24,457    24,928    25,326   25,463
Authorized shares remaining
   under buyback program      18.9 MM   20.3 MM   23.9 MM   27.6 MM   6.4 MM
Full service offices            1,299     1,304     1,312     1,311    1,317
ATM's                           1,549     1,564     1,586     1,585    1,594
Morgan Keegan offices             328       321       301       281      282

- During the third quarter, 1.4 million shares were repurchased at an average cost of $35.46.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2006 EARNINGS RELEASE
PAGE 18


FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements. The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe-harbor" for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on managements' expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. These statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements.

Some risks, uncertainties and other factors include, but are not limited to those described below:

- Regions' ability to achieve the earnings expectations related to the businesses that were acquired, including its merger with Union Planters Corporation ("Union Planters") in July 2004, or that may be acquired in the future, including its announced plan to merge with AmSouth Bancorporation ("AmSouth"), which in turn depends on a variety of factors, including:

     - Regions' ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations, or lower our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations, or lower than expected revenues from continuing operations;

     - the assimilation of acquired operations to Regions' corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations;

     - the continued growth of the markets that the acquired entities serve, consistent with recent historical experience;

     - difficulties related to the integration of the businesses, including integration of information systems and retention of key personnel.

- Regions' ability to expand into new markets and to maintain profit margins in the face of pricing pressures.

-    Regions' ability to keep pace with technological changes.

- Regions' ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers.

- Regions' ability to effectively manage interest rate risk, market risk, credit risk and operational risk.

- Regions' ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions' business.

- The cost and other effects of material contingencies, including litigation contingencies.

- Further easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures.

- Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.

- Possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets.

- The occurrence of natural disasters or the threat or occurrence of war or acts of terrorism and the existence or exacerbation of general geopolitical instability and uncertainty.

- Possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

- Possible changes in consumer and business spending and saving habits could affect Regions' ability to increase assets and to attract deposits.

The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements. You should not place undue reliance on any forward-looking statement, which speak only as of the date made. Regions assumes no obligation to update or revise any forward-looking statements that are made from time to time.

Regions' Investor Relations contact is Jenifer Goforth Kimbrough at (205) 244-2823; Regions' Media contact is Sonya L. Smith at (205) 244-2859.